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                                                                   EXHIBIT 99.3

                                 INSTRUCTIONS

                          TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF
                           ZIFF DAVIS HOLDINGS INC.
                      SERIES E REDEEMABLE PREFERRED STOCK

                                    AND/OR

                             ZIFF DAVIS MEDIA INC.
                SENIOR SUBORDINATED COMPOUNDING NOTES DUE 2009

   To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus, dated
        , 2002 (the "Prospectus") of Ziff Davis Holdings Inc., a Delaware corporation ("Holdings"), and Ziff Davis Media Inc., a Delaware corporation ("Media"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the offer of Holdings to exchange its series E redeemable preferred stock (the "Series E") for series E-1 preferred stock and the offer of Media to exchange its Senior Subordinated Compounding Notes due 2009 (the "Notes") for Senior Subordinated Compounding Notes due 2009, Series B (collectively, the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the Series E and/or Notes held by you for the account of the undersigned.

   The number of shares of Series E held by you for the account of the undersigned is (fill in amount):

            shares of series E redeemable preferred stock

   The aggregate face amount of the Notes held by you for the account of the undersigned is (fill in amount):

   $         of the Senior Subordinated Compounding Notes due 2009

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

   [_] TO TENDER the following shares of Series E held by you for the account of the undersigned (insert shares of Series E to be tendered, if any):

            shares of of the series E redeemable preferred stock due 2009

   [_] NOT TO TENDER any Series E held by you for the account of the undersigned.
   [_] TO TENDER the following Notes held by you for the account of the undersigned (insert principal amount of Notes to be tendered, if any):

      $         of the Senior Subordinated Compounding Notes due 2009

   [_] NOT TO TENDER any Notes held by you for the account of the undersigned.

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   If the undersigned instruct you to tender the Series E and/or Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state
of (fill in state)         , (ii) the undersigned is acquiring the exchange
notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the series E-1 preferred stock and/or exchange notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the series E-1 preferred stock and/or exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offers--," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of Holdings, Media or any Guarantor; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Series E and/or Notes.

[_] Check this box if the Beneficial Owner of the Notes is a Participating
    Broker-Dealer and such Participating Broker-Dealer acquired the Series E and/or Notes for its own account as a result of market- making activities or other trading activities. If this box is checked, please send a copy of these Instructions to Ziff Davis Media Inc., attention General Counsel, facsimile (212) 503-3550.


                                   SIGN HERE

Name of beneficial owner(s): ________________________________________________

Signature(s): _______________________________________________________________

Name (please print): ________________________________________________________

Address: ____________________________________________________________________

Telephone number: ___________________________________________________________

Taxpayer Identification or Social Security Number: __________________________

Date: _______________________________________________________________________

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